EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Gordon Ellis, President and Chief Executive Officer, certify that:

1.           To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents Inc.

Date: April 29, 2010	/s/ GORDON ELLIS
Gordon Ellis
President and Chief Executive Officer